UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 24, 1999



                                 TEKTRONIX, INC.
            (Exact name of registrant as specified in its character)


           Oregon                    1-4837                    93-09343990
 (State or other jurisdiction       (Commission              (IRS Employer
        incorporation)               File number)           Identification No.)


     26600 SW Parkway, Wilsonville, Oregon                    97070-1000
   (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (503) 627-7111


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On September 24, 1999, pursuant to an Asset Purchase Agreement dated August 6, 1999 (the "Agreement") between Tektronix, Inc., an Oregon corporation ("Tektronix"), and Grass Valley Group Inc., a Delaware corporation ("GVG"), Tektronix sold substantially all of the assets related to its video content production business ("VCP") to GVG. The VCP business involves video content production products for the broadcast, production and post-television markets. VCP products include switchers, video servers and routers as well as modular products to enable interoperation of non-compatible equipment within the video content production facility.

         The purchase price for the assets sold consisted of: (a) a cash payment to Tektronix of $23,650,000, (b) the issuance by GVG of 2,000,000 shares of its Class A Common Stock to Tektronix (representing 10% of the equity of GVG on a fully diluted basis), and (c) a promissory note from GVG to Tektronix in the amount of $24,500,000. In addition, GVG agreed to assume certain liabilities of Tektronix related to VCP. The purchase price is subject to adjustment in the event of specified decreases in the net asset value of VCP as reflected on the closing balance sheet to be delivered after the closing. The purchase price received by Tektronix in the transaction was negotiated by Tektronix and the principals of GVG.


Item 7.  Financial Statements and Exhibits.

         (b) Pro forma financial information.

               1. Unaudited pro forma condensed consolidated balance sheet and statement of operations as of and for the year ended May 29, 1999.

               2. Unaudited pro forma condensed consolidated statement of operations for the three months ended August 28, 1999.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               As of May 29, 1999
                                   (Unaudited)
                             In Thousands of Dollars

                                                                                    Pro Forma
                                               Historical                      Adjustments (a)                Pro Forma
                                               ----------------             ------------------          ---------------
ASSETS
Current assets:
     Cash and cash equivalents                 $        39,747              $          23,650           $       63,397
     Accounts receivable - net                         313,274                              -                  313,274
     Inventories                                       273,370                        (43,619)                 229,751
     Other current assets                               93,267                           (216)                  93,051
                                               ---------------              -----------------           --------------
         Total current assets                          719,658                        (20,185)                 699,473

Property, plant and equipment - net                    442,257                        (24,835)                 417,422
Deferred tax assets                                     56,405                              -                   56,405
Other long-term assets                                 141,045                         25,421                  166,466
                                               ---------------              -----------------           --------------
         Total assets                          $     1,359,365              $         (19,599)          $    1,339,766
                                               ===============              =================           ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt                           $       115,687              $               -           $      115,687
     Accounts payable                                  251,349                         (3,186)                 248,163
     Accrued compensation                              110,001                         (3,050)                 106,951
     Deferred revenue                                   20,009                         (1,944)                  18,065
                                               ---------------              -----------------           --------------
         Total current liabilities                     497,046                         (8,180)                 488,866

Long-term debt                                         150,722                              -                  150,722
Other long-term liabilities                             90,035                              -                   90,035

Shareholders' equity:
     Common stock                                      143,263                              -                  143,263
     Retained earnings                                 458,613                        (11,419)                 447,194
     Accumulated other comprehensive                    19,686                              -                   19,686
                                               ---------------              -----------------           --------------

     Total shareholders' equity                        621,562                        (11,419)                 610,143
                                               ---------------              -----------------           --------------
     Total liabilities and shareholders'
         equity                                $     1,359,365              $         (19,599)          $    1,339,766
                                               ===============              =================           ==============

(a) Amounts represent cash proceeds of $23.7 million, a note receivable of $24.5 million, and a 10% equity interest in GVG, included in other long-term assets, net of VCP assets and liabilities eliminated from the balance sheet.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         For the Year Ended May 29, 1999

                                   (Unaudited)
                             In Thousands of Dollars

                                                                                     Pro Forma
                                                     Historical                    Adjustments                Pro Forma
                                               ----------------             ------------------          ---------------
Net sales                                      $     1,861,490              $        (222,420)          $    1,639,070
Cost of sales                                        1,151,252                       (155,192)                 996,060
                                               ---------------              -----------------           --------------
     Gross profit                                      710,238                        (67,228)                 643,010

Research and development expenses                      204,655                        (29,053)                 175,602
Selling, general and administrative
     expenses                                          480,714                        (66,073)                 414,641
Non-recurring charges                                   84,780                              -                   84,780
Equity in business ventures' loss                        9,230                              -                    9,230
                                               ---------------              -----------------           --------------
     Operating loss                                    (69,141)                        27,898                  (41,243)

Interest expense                                        15,712                              -                   15,712
Other income - net                                       9,616                             49                    9,665
                                               ---------------              -----------------           --------------
     Loss before taxes                                 (75,237)                        27,947                  (47,290)

Income taxes                                           (24,076)                         8,943                  (15,133)
                                               ---------------              -----------------           --------------
     Net loss                                  $       (51,161)             $          19,004           $      (32,157)
                                               ===============              =================           ==============
Average shares outstanding -
     basic and diluted                                  47,700                         47,700                   47,700
Net loss per share -
     basic and diluted                                   (1.07)                          0.40                    (0.67)

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Three Months Ended August 28, 1999
                                   (Unaudited)
                             In Thousands of Dollars

                                                                                    Pro Forma
                                                     Historical                    Adjustments                Pro Forma
                                               ----------------             ------------------          ---------------

Net sales                                      $       436,151              $         (49,837)          $      386,314
Cost of sales                                          265,195                        (36,349)                 228,846
                                               ---------------              -----------------           --------------
     Gross profit                                      170,956                        (13,488)                 157,468

Research and development expenses                       49,433                        (10,350)                  39,083
Selling, general and administrative
     expenses                                          103,180                        (11,842)                  91,338
Non-recurring charges                                   26,100                              -                   26,100
Equity in business ventures' loss                          318                              -                      318
                                               ---------------              -----------------           --------------
     Operating loss                                     (8,075)                         8,704                      629

Interest expense                                         4,502                              -                    4,502
Other income - net                                         284                              6                      290
                                               ---------------              -----------------           --------------
     Loss before taxes                                 (12,293)                         8,710                  (3,583)

Income taxes                                            (3,811)                         2,700                  (1,111)
                                               ---------------              -----------------           --------------
     Net loss                                  $        (8,482)             $           6,010           $       (2,472)
                                               ===============              =================           ==============
Average shares outstanding -
     basic and diluted                                  46,991                         46,991                   46,991
Net loss per share -
     basic and diluted                                   (0.18)                          0.13                    (0.05)

          Note to Pro Forma Condensed Consolidated Financial Statements

The company's unaudited pro forma condensed consolidated financial statements give effect to the disposal of substantially all of the assets related to Tektronix' video content production business ("VCP") as if such transaction had occurred, for statements of consolidated operations for the year ended May 29, 1999, and for the consolidated balance sheet as of May 29, 1999. Significant assets and liabilities not included in the sale were accounts receivable, land and buildings, and accounts payable.

In the company's fiscal year 1999 annual report, VCP was included in the Video and Networking division, a reported segment in the business segments footnote. Other businesses included within this segment were Networks Displays, Lightworks, and VideoTele.com. Network Displays was sold in December 1998, Lightworks was discontinued during the second quarter of 1999, and the VideoTele.com business merged into another reported segment, the Measurement division, as of the beginning of fiscal year 2000.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the company's 1999 audited consolidated financial statements. The pro forma information shown is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the company's future results.

The accompanying pro forma condensed consolidated statements of operations consists of the historical statements of operations of the company for the year ended May 29, 1999, and for the three months ended August 28, 1999, less the historical statements of operations of VCP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 1999               TEKTRONIX, INC.


                                      By: CARL NEUN
                                         -----------------------------------
                                          Carl W. Neun
                                          Senior Vice President and
                                          Chief financial Officer